                                                                    EXHIBIT 99.2

                              KRAMONT REALTY TRUST

                             ARTICLES SUPPLEMENTARY

         Kramont Realty Trust, a Maryland real estate investment trust (the "Trust"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

         FIRST: Under a power contained in Sections 6.2 and 6.4 of Article VI of the Amended and Restated Declaration of Trust of the Trust (the "Declaration"), the Board of Trustees of the Trust (the "Board of Trustees"), by unanimous written consent dated as of February 12, 2004, reclassified and designated 800,000 authorized and unissued common shares of beneficial interest, $.01 par value per share (the "Shares"), as additional 8.25% Series E Cumulative Redeemable Preferred Shares, $.01 par value per share (the "Series E Preferred Shares"), with the preferences, rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption as set forth in the Articles Supplementary creating the Series E Preferred Shares and accepted for record by the State Department of Assessments and Taxation on December 24, 2003.

         SECOND: The Shares have been reclassified and designated by the Board of Trustees under the authority contained in the Declaration.

         THIRD: These Articles Supplementary have been approved by the Board of Trustees in the manner and by the vote required by law.

         FOURTH: The undersigned President of the Trust acknowledges these Articles Supplementary to be the trust act of the Trust and, as to all matters or facts required to be verified under oath, the undersigned President acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

         IN WITNESS WHEREOF, the Trust has caused these Articles Supplementary to be executed under seal in its name and on its behalf by its President, and attested to by its Assistant Secretary, on this 17th day of February, 2004.

ATTEST:                             KRAMONT REALTY TRUST

/s/ Carl E. Kraus                   By: /s/ Louis P. Meshon          (SEAL)
-------------------                     -----------------------------
Carl E. Kraus                           Louis P. Meshon, Sr.
Assistant Secretary                     President